Exhibit 99.1
Second Quarter Investor Relations Update
July 13, 2021
General Overview

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Capacity: During the second quarter of 2021, the Company flew 54.6 billion total available seat miles, down 24.6% versus the second quarter of 2019 and at the lower end of its prior guidance of down 20% to 25% versus the second quarter of 2019. The Company's second quarter completion factor was 98.6% and on-time arrivals rate (A14) was 82.1%. This was the Company's best-ever performance on both metrics in a second quarter, despite a challenging month of June.

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Revenue: The Company expects its second quarter total revenue to be down approximately 37.5% versus the second quarter of 2019. This is an improvement compared to the Company’s prior guidance of down approximately 40%.

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CASM[1]: The Company expects its second quarter CASM to be up between 11% and 12% compared to the second quarter of 2019 versus its previous guidance of up between 13% and 17%. This improvement is due to the effectiveness of cost efficiency measures put in place.

●	Fuel: The Company paid $1.91 per gallon of jet fuel and consumed 844 million gallons during the second quarter of 2021.

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Pretax Margin: The Company expects to report a slight second quarter 2021 pretax profit. Excluding net special items, the Company expects to report pretax margin of approximately -19% to -20% versus its previous guidance of -27% to -30%. This change versus previous guidance is due to the improvement in revenue and effectiveness of cost efficiency measures put in place. See “Net Special Credits” and “GAAP to Non-GAAP Reconciliation” below.

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Net Profit/Loss: The Company expects to report between a net loss of $35 million and a net profit of $25 million in the second quarter of 2021. Excluding the effect of net special items, the Company expects to report a net loss of between $1.1 billion and $1.2 billion. The Company expects to record an income tax benefit at an effective tax rate of 22%. Notably, the Company was profitable excluding net special items for the month of June, the first month since December 2019. See “Net Special Credits” and “GAAP to Non-GAAP Reconciliation” below.

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Shares Outstanding: The Company’s basic and diluted weighted average shares outstanding for financial reporting purposes was 644.1 and 656.4 million shares, respectively, for the second quarter. When net special credits are excluded, the Company’s basic and diluted weighted average shares outstanding was 644.1 million shares.

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Net Special Credits: The Company expects to report net special credits of approximately $1.4 billion in the second quarter before the effect of taxes. Net special credits principally relate to financial assistance provided by the United States Treasury under the Payroll Support Program Extension Agreement.

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Liquidity: The Company expects to end the second quarter with approximately $21.3 billion in total available liquidity. This is approximately $1.3 billion higher than prior guidance due to the continued improvements in revenue production, forward bookings and approximately $145 million in shares issued under the Company’s at-the-market (ATM) facility (approximately $650 million of the ATM authorization remains available). In addition, the Company now expects its average daily cash build[2] rate for the second quarter to be approximately $1 million per day, the first positive quarter since the beginning of the pandemic.

These results and those reflected in the attached reconciliation tables are preliminary and final results for the second quarter may change. These preliminary results are based upon the Company's estimates and are subject to completion of the Company's financial closing procedures.

1 All CASM guidance excludes the impact of fuel and net special credits to provide comparability to prior guidance. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2 The Company defines cash build/burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) Payroll Support Program financial assistance, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of the Company’s core operating performance. Please see the GAAP to non-GAAP reconciliation at the end of this document.

Second Quarter Investor Relations Update
July 13, 2021
Summary

2nd Quarter 2021[1,2]
	Previous Guidance	Current Guidance 7/13/2021

Total revenue	~ -40% (vs 2Q19)	~ -37.5% (vs 2Q19)

Available seat miles (ASMs) (bil)	~ -20% to -25% (vs 2Q19)	~ -24.6% (vs 2Q19) to ~54.6 bil ASMs

CASM excluding fuel and net special items	~ +13% to +17% (vs 2Q19)	~ +11% to +12% (vs 2Q19)

Average fuel price (incl. taxes) ($/gal)	~$1.84 to $1.89	~$1.91
Fuel gallons consumed (mil)	~873	~844

Other nonoperating expense ($ mil)	~ 385	~ 395

Pretax margin excluding net special items	~ -27% to -30%	~ -19% to -20%

Net loss per share excluding net special credits	—	~($1.67) to ($1.76)

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
July 13, 2021
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures as well as average daily cash burn or build:
- Pretax income (loss) (GAAP measure) to pretax loss excluding net special items (non-GAAP measure)
- Pretax margin (GAAP measure) to pretax margin excluding net special items (non-GAAP measure)
- Net income (loss) (GAAP measure) to net loss excluding net special items (non-GAAP measure)
- Diluted income (loss) per share (GAAP measure) to diluted loss per share excluding net special items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Management believes average daily cash build/burn is useful information to investors and others in evaluating the Company's liquidity position and cash flows from its core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and aircraft fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Pretax Income (Loss)
($ mil except share and per share amounts)
	2Q21 Range
	Low	High

Total revenue	$7,475	$7,475

Pretax income (loss)	$(45)	$15
Pretax margin	-1%	0%
Net special credits	(1,420)	(1,420)
Pretax loss excluding net special credits	$(1,465)	$(1,405)
Pretax margin excluding net special credits	-20%	-19%

Net income (loss)	$(35)	$25
Net special credits, net of tax	(1,100)	(1,100)
Net loss excluding net special credits	$(1,135)	$(1,075)

Shares outstanding for computing earnings (loss) per share	644.1	656.4
Shares outstanding for computing loss per share excluding net special credits	644.1	644.1

Net income (loss) per share	$(0.05)	$0.04
Net loss per share excluding net special credits	$(1.76)	$(1.67)

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
July 13, 2021

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil except ASM and CASM data)

	2Q21 Range
	Low	High

Total operating expenses	$7,030	$7,092
Less fuel expense	1,612	1,612
Less operating net special credits	(1,455)	(1,455)
Total operating expense excluding fuel and net special credits	$6,873	$6,935

Total CASM (cts)	12.88	12.99

Total CASM excluding fuel and net special credits (cts)	12.59	12.70
Percentage Change compared to 2Q 2019 (%)	11%	12%

Total ASMs (bil)	54.6	54.6

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
July 13, 2021
Updated Guidance Regarding Average Daily Cash Build

3 Months Ended June 30, 2021
(in billions except days in period and average daily cash build)

Estimated net cash provided by operating activities	$3.4
Estimated net cash used in investing activities	(3.9)
Estimated net cash provided by financing activities	0.4

Estimated adjustments:
Payroll Support Program financial assistance	(2.6)
Net purchases of short-term investments and restricted short-term investments	4.1
Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs	(1.2)
Proceeds from issuance of equity under ATM	(0.1)
Prepayments of long-term debt	—
Other	—

Estimated total cash build (1)	$0.1

Days in period	91

Estimated average daily cash build (in millions)	$1

Note: Amounts may not recalculate due to rounding.
(1)Of the total cash build for the three months ended June 30, 2021, approximately $1.0 billion were cash payments for debt amortization and approximately $0.1 billion were cash payments for salary and medical costs principally for the Company's voluntary early retirement programs totaling an equivalent of approximately $12 million of cash burn per day.

July 13, 2021
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.